Sun Life Insurance and Annuity Company of New York
Service Office: One Sun Life Executive Park, Wellesley Hills, MA 02481

Company/Owner Name ______________________________________________________________________________

The Company/Owner listed above (the “Owner”) intends to purchase a life insurance policy or policies on the life of the Proposed Insured listed below.  In advance of any policy issuance [or material increase], the Proposed Insured will be notified in writing of the maximum total amount of insurance to be purchased at the time the policy or policies are issued.

CONSENT TO PURCHASE OF INSURANCE

I hereby consent to the purchase of life insurance on my life by the Company/Owner (the “Owner”) listed above and in accordance with the Master Application for Corporate Life Insurance which is incorporated as part of this consent. I acknowledge that the policy or policies so purchased may remain in force after my termination of employment from the Owner.  I understand that the Owner will be the owner and beneficiary of the policy or policies, and that any benefits from such life insurance are payable to the Owner. Neither I, my heirs, assignees, estate, nor administrators have any ownership or beneficial interest or rights in the policy or policies or in any policy proceeds, unless the Owner otherwise notifies the insurer.

The maximum amount of insurance that will be purchased on my life at the time the policy or policies are issued is $______________.

Proposed Insured Information

1.  Proposed Insured’s Name ________________________________________________________        2.  Male ❒    Female ❒

3.  Date of Birth  ______ - ______ - _____                                                                                      4.  Age ______                                           5. Social Security Number ______ - ______ - ______

QUESTIONS

6.  During the past 3 months, have you, the Proposed Insured, been actively at work on a full-time basis, at least 30 hours per week in a normal capacity, and not been absent for more than five consecutive
     days due to illness or medical treatment?                                                                                                                                                      YES  ❒    NO  ❒
                      If no, give details:
           _____________________________________________________________________________
           ______________________________________________________________________________

7.  Have you, the Proposed Insured, used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?
If yes, please list type and number of each product used per day:                                                                                                                                                     YES  ❒ NO ❒
                _______________________________________________________________________________

8.  In the past 10 years, have you, the Proposed Insured, been treated for:
     Any disorder of the heart or blood vessels, tumor or cancer, diabetes, stroke, or any disorder of the blood, lungs, kidneys, drug or alcohol use, depression or been diagnosed or treated by a doctor or other medical practitioner for Human Immunodeficiency Virus or Acquired Immune Deficiency
     Syndrome (AIDS)?                                                                                                                                 YES  ❒ NO ❒
If yes, give details:
             ______________________________________________________________________________
             ______________________________________________________________________________
  ______________________________________________________________________________

AGREEMENT
I agree that all statements and answers in this consent form are true and complete to the best of my knowledge and belief.   This
consent form shall be attached to and form a part of any policy of insurance issued.  [As long as I continue to work for the Owner, the
Insurer can change the Amount of Insurance in accordance with the Owner’s written request to change such Amount.  Each change shall be subject to the Insurer’s underwriting limitations and requirements then in effect, including but not limited to my being actively at work at the time of the change].

Signature of Proposed Insured:  _________________________________________________________  Date: ___________________

                               2007 SCOLI Consent XGI                               Page                                                                                                                                   of                                                             [INSERT PAGE NUMBER]